Exhibit 99.01

Immersion Corporation Reports First Quarter 2017 Results;
SAN JOSE, Calif., May 4, 2017 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2017.
Results for the quarter ended March 31, 2017
Total revenues for the first quarter of 2017 were $9.2 million, a decrease of 32% compared to $13.6 million for the first quarter of 2016. Royalty and license revenues of $9.0 million for the first quarter of 2017 were down 33% from the same period last year, primarily the result of a $3.0 million non-recurring medical contractual payment recognized in the first quarter of 2016.
Net loss for the first quarter of 2017 was $(12.9) million, or $(0.44) per share. This compares to net loss of $(2.7) million, or $(0.09) per share, for the first quarter of 2016.
Non-GAAP net loss for the first quarter of 2017 was $(8.7) million, or $(0.30) per share, compared with non-GAAP net loss of $(1.2) million, or $(0.04) per share, for the first quarter of 2016. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of March 31, 2017, Immersion’s cash, cash equivalents and short term investments were $76.0 million, down from $89.8 million as of December 31, 2016.

Management Commentary

“I am pleased with the progress we have made in executing our strategy, growing our key markets and in particular, having reached a major milestone in our IP strategy with the conclusion of the hearing in the Immersion versus Apple case at the ITC. However, I am pragmatic about our financial results for the March quarter of 2017. In the near term, the decisions we have made, the actions we have taken, and the opportunities we are pursuing can create challenges to delivering our optimal financial business model on a quarter by quarter basis. However, these same decisions, actions and investments allow us to capitalize on our culture of innovation and market leading haptic know-how, while positioning us for future growth.”

“Based on our current outlook, we are maintaining our 2017 revenue outlook of $38 million to $42 million, with non-GAAP net loss between $23 million and $32 million. Our value proposition and growing business opportunities, along with our strong financial position, provide a solid platform to make the necessary yet fiscally responsible investments to strengthen and position our business for long-term, profitable growth," concluded Mr. Viegas.

Recent Business Highlights

•
Renewed license agreement with Meizu, which includes use of Immersion’s TouchSense® Premium solution providing the highest quality haptics available including support for Pressure Haptics. Meizu is also working with Immersion to achieve optimized haptic experiences through effect customization and UI analysis, hardware tuning and software integration services.

•
Expanded license agreement with Lenovo to include the adoption of Immersion’s TouchSense® technology in its new A12, 2-in-1 tablet. With Immersion technology, consumers can now experience a highly interactive input experience with the sensation of keys in Lenovo’s industry-leading keyless keyboard.

•	Kyocera became the first licensee for TouchSense® Lite technology, a turn-key, cost-efficient solution enabling standard quality haptics leveraging a pre-designed library of tactile effects.

•
Teads and Immersion announced a new agreement to offer and distribute TouchSense® Ads, “Ads You Can Feel”, in Latin America and Europe. As a result of this partnership, Teads will serve TouchSense® Ads on its mobile web advertising platform, paving the way for its clients to leverage the power of touch in reaching audiences with their brand messages.

Conference Call Information
Immersion will host a conference call with company management on Thursday, May 4, 2017 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2017 To participate on the live call, analysts and investors should dial +1 888-378-0346 (conference ID: 9286574) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. With more than 2,400 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com
Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2017 will be in the range of $38 million to $42 million and non-GAAP net loss for 2017 ranging from $23 million to $32 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2016 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$43,110	$56,865
Short-term investments	32,867	32,907
Accounts receivable, net	1,909	1,382
Prepaid expenses and other current assets	727	2,876
Total current assets	78,613	94,030
Property and equipment, net	3,855	4,016
Deferred income tax assets	359	359
Prepaid income taxes	—	4,997
Intangibles and other assets, net	369	365
TOTAL ASSETS	$83,196	$103,767
LIABILITIES
Accounts payable	$6,951	$5,951
Accrued compensation	2,079	4,753
Other current liabilities	5,330	4,409
Deferred revenue	4,902	5,909
Total current liabilities	19,262	21,022
Long-term deferred revenue	25,354	26,393
Other long-term liabilities	990	1,012
TOTAL LIABILITIES	45,606	48,427
STOCKHOLDERS’ EQUITY	37,590	55,340
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$83,196	$103,767

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Royalty and license	$9,006	$13,448
Development, services, and other	218	175
Total revenues	9,224	13,623
Costs and expenses:
Cost of revenues	43	26
Sales and marketing	3,305	3,803
Research and development	3,196	4,312
General and administrative	15,532	10,090
Total costs and expenses	22,076	18,231
Operating loss	(12,852)	(4,608)
Interest and other income (expense)	139	212
Loss before benefit (provision) for income taxes	(12,713)	(4,396)
Benefit (provision) for income taxes	(152)	1,701
Net loss	$(12,865)	$(2,695)
Basic and diluted net loss per share	$(0.44)	$(0.09)
Shares used in calculating basic and diluted net loss per share	29,024	28,493

Immersion Corporation
Reconciliation of GAAP Net loss to Non-GAAP Net loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
GAAP net loss	$(12,865)	$(2,695)
Add: Provision (benefit) for income taxes	152	(1,701)
Less: Non-GAAP benefit (provision) for income taxes on continuing operations (at 19%)	2,415	835
Add: Stock-based compensation	1,557	2,334
Non-GAAP net loss	$(8,741)	$(1,227)
Non-GAAP net loss per share	$(0.30)	$(0.04)
Shares used in calculating Non-GAAP net loss per share	29,024	28,493

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